CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the references to our firm in the Registration Statement on Form N-14 of Ingenuity Capital Trust and to the use of our report dated January 18, 1999 on the financial statements and financial highlights of the Medical Specialists Fund, a series of shares of the Firsthand Funds. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement.

                              TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 31, 2000